                                                                    EXHIBIT 10.5

                    EXECUTIVE SALARY CONTINUATION AGREEMENT
                    ---------------------------------------


     THE AGREEMENT, made and entered into this ___ day of January, 1994 by and between The Park Avenue Bank, a Bank organized under the laws of the State of Georgia (hereinafter called "Bank"), and [_____________] (hereinafter called the "Executive").

                             W I T N E S S E T H :
                             --------------------

     WHEREAS, the Executive has been and continues to be a valued Executive of the Bank, and is now serving the Bank as its Chief Executive Officer; and,

     WHEREAS, it is the consensus of the Board of Directors that the Executive's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank and in bringing it to its present status of operating efficiency, and its present position in its field of activity; and,

     WHEREAS, the experience of the Executive, his knowledge of the affairs of the Bank, his reputation and contacts in the industry are so valuable that assurance of his continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure his remaining in the Bank's employment during his lifetime or until the age of retirement; and,

     WHEREAS, it is the desire of the Bank that his services be retained as herein provided:

     ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this agreement under which the Bank will agree to make certain payments to the Executive at retirement or his beneficiary in the event of his premature death while employed by the Bank, and,

     FURTHERMORE, it is the intent of the parties hereto that this agreement be considered an unfunded arrangement maintained primarily to provide supplemental benefits for the Executive, as a member of a select group of management or highly compensated employees of the Bank for the purposes of the Employee Retirement Security Act of 1974, (E.R.I.S.A.):

     NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

                                   EMPLOYMENT

1. The Bank agrees to employ the Executive in such full-time capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

                                FRINGE BENEFITS

2. The salary continuation benefits provided by this agreement are granted by the Bank as a fringe benefit to the Executive in addition to its other fringe benefits afforded the Executive by the Bank and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits except as set forth hereinafter.

                                RETIREMENT DATE

3. If Executive remains in the continuous employ of the Bank, he shall retire from active employment with the Bank on [___________] (the "Retirement Date").

              RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

4. Upon said retirement by Executive and commencing with the first day of the month following the Retirement Date, the Bank shall pay Executive an annual benefit equal to 40% of Executive's average annual salary for the 3 years immediately prior to his retirement in equal monthly installments (of 1/12 of the annual benefit) for a period of one hundred eighty (180) months, provided that if less than one hundred eighty (180) of such monthly payments have been made prior to the death of the Executive, the Bank shall continue such monthly payments to whomever the Executive shall designate in writing and filed with the Bank, until the full number of one hundred eighty (180) monthly payments have been made. In the absence of any effective designation of beneficiary, any such amount becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of his estate. Notwithstanding the foregoing, the Bank shall not be obligated to pay the Executive any amounts under this Paragraph 4 or the following Paragraph 5 if the Executive engages in the business of banking as either the owner of an interest in a bank (except as a passive investor owning less than 10% of the equity securities of a publicly held company) or as a director, officer or employee of, or consultant to a bank having a place of business in Lowndes County of the State of Georgia at any time during the three year period commencing with the Retirement Date. The term "salary" as used in this agreement shall mean the annual compensation of the Executive established from time to time by the Board of Directors, exclusive of directors fees, bonuses, profit sharing or retirement plan contributions and the value of fringe benefits and acccouterments granted the Executive by Bank.
     Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if it is determined that the Executive's death was caused by suicide. If after the retirement of Executive, the capital of the Bank should fall below the minimum required by the Bank's regulatory authority and/or the Bank fails to make a profit in any two (2) successive years, Executive may, at his option, demand that the Bank pay him the balance of his Account in a lump sum payable on or before thirty (30) days from the date of the delivery by Executive of his written demand for payment to the Bank.

               DEATH ABND DISABILITY BENEFITS PRIOR TO RETIREMENT

5. In the event the Executive should die or become permanently disabled (as that term is hereinafter defined) while actively employed by the Bank at any time after the date of this Agreement but prior to the Retirement Date, the Bank will pay an annual benefit equal to 40% of Executive's annual average salary for the 3 years immediately prior to his death or permanent disability in equal monthly installments (each equal to 1/12 of the annual benefit) for a period of one hundred eighty (180) months to such individual or individuals as the Executive may have designated in writing and filed with the Bank. In the event of death prior to retirement, the said monthly payments shall begin the first day of the third month following the month in which the Executive dies. In the event the Executive's employment is terminated due to permanent disability, the said monthly payments shall begin the earlier of the first day of the month following the Retirement Date of the first day of the month following the receipt by Bank of written notice from the permanently disabled Executive to commence the payment of the annual benefit computed in this paragraph 5. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of his estate. For purposes of this agreement, permanent disability is defined as the continuous loss of one-half (1/2) or more of the time spent by the Executive in the usual daily performance of his duties as result of a physical or mental illness for a continuous period in excess of ninety (90) days.

                               BENEFIT ACCOUNTING

6. The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive (the "Account") into which appropriate reserves shall be accrued in the amount determined by the Bank's certified public accounting firm.

                            VESTED PERCENTAGE AMOUNT

7. As used in this Agreement, the term "Vested Percentage Amount" shall mean the percentage amount resulting when (i) the number resulting from the sum of the number of each year the first of which commences with the December 31 first falling after the Effective Date and the number of each successive year thereafter until the December 31 preceding the date this Agreement terminates by virtue of either subparagraph (a) or (b) of Paragraph 8 is divided by (ii) the number resulting from the sum of the number of each year the first of which commences with the December 31 first falling after the Effective Date and the number of each successive year thereafter until the December 31 immediately preceding the Retirement Date. For illustrative purposes only, assume that the Effective Date is June 30, 1995 and the Retirement Date is September 30, 2005 and the Executive voluntarily terminates his employment on March 31, 2000. Under this illustration, the Vested Percentage Amount at the termination date would be 27.3% computed where the numerator is 15 and the denominator is 55 computed as follows:


Numerator                                     Denominator
(To Termination Date)                   (To Retirement Date)
--------------------                    --------------------
                        Year                             Year
                        ----                             ----
12/31/95                  1              12/31/95          1
12/31/96                  2              12/31/96          2
12/31/97                  3              12/31/97          3
12/31/98                  4              12/31/98          4
12/31/99                  5              12/31/99          5
                                         12/31/00          6
                                         12/31/01          7
                                         12/31/02          8
                                         12/31/03          9
                                         12/31/04         10
                         --                               --
SUM OF YEARS             15              SUM OF YEARS     55

                        OTHER TERMINATION OF EMPLOYMENT

8.   (a)   In the event that the Executive's employment terminates prior to the Retirement Date because of his discharge by the Bank without cause, this agreement shall terminate. The Bank shall pay to the Executive an amount of money equal to either (1) the amount resulting when the Executive's Account as of the December 31 preceding the termination date is multiplied by the Vested Percentage Amount or (2) the amount of the Executive's Account as of the December 31 preceding the termination date in the event the Executive is terminated within twenty four (24) months after there has been a change of control of the Bank or PAB Bankshares, Inc. which resulting amount shall be payable in one hundred eighty (180) equal monthly installments commencing with the first day of the month following the date of termination and each first day of the month thereafter until paid in full. For purposes of this agreement the term "change in control" shall mean transfer of 50% or more of the common stock ownership of either the Bank or PAB Bankshares, Inc. during any twelve month period by either sale or merger in which either the Bank or PAB Bankshares, Inc. is not the surviving entity.

     (b) In the event that the employment of the Executive shall terminate prior to Retirement Date by his voluntary action, this agreement shall terminate and the Bank shall pay to the Executive an amount of money equal to the amount resulting when the Executive's Account as of the December 31 preceding the termination date is multiplied by the Vested Percentage Amount which resulting amount shall be payable in one hundred eighty (180) equal monthly installments commencing with the first day of the month following the Retirement Date and each first day of the month thereafter until paid in full. Notwithstanding the foregoing, the Bank shall not be obligated to pay the Executive any amounts under this subparagraph (b) of this Paragraph 8 if the Executive engages in the business of banking as either the owner of an interest in a bank (except as a passive investor owning less than 10% of the equity securities of a publicly held company), or as a director, officer or employee of, or consultant to a bank having a place of business in Lowndes County of the State of Georgia at any time during the three years period commencing with the date the Executive voluntarily terminates his employment with the Bank.

     (c) In the event that the Executive's employment terminates prior to the Retirement Date because of his discharge by the Bank for cause, then this agreement shall terminate and the Bank shall have no further obligation to make any payment of any amount of money to the Executive under this agreement or otherwise. For purposes of this agreement, the Bank shall have "cause" to terminate the Executive's employment and this agreement if he
     (1) is convicted of one or more acts constituting a felony' (2) engages in one or more acts involving fraud or serious moral turpitude; or (3) misappropriates Bank assets or engages in conduct materially injurious to the Bank.

     (d) In the event the Executive should die after termination of employment but prior to the completion of any monthly to the completion of any monthly payments payable under either subparagraphs (a) or (b) of this Paragraph 8, the remaining installments shall be paid to such individual or individuals as the Executive may have designated in writing, and filed with the Bank. In the absence of any effective designation of beneficiary, any such amounts shall be payable to the duly qualified executor or administrator of his estate.

                          PARTICIPATION IN OTHER PLANS

9. The benefits provided hereunder shall be in addition to Executive's annual salary as determined by the Board of Directors, and shall not affect the right of Executive to participate in any current or future Bank retirement plan, group insurance, bonus, or in any such compensation arrangement which constitutes a part of the Bank's regular compensation structure.

                                  ALIENABILITY

10. It is agreed that neither Executive, nor his spouse, nor any other designee, shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable; and, in the event of any attempted assignment or transfer, the Bank shall have no further liability hereunder.

                            RESTRICTIONS ON FUNDING

11. The Bank shall have no obligations to set aside, earmark, or entrust any fund or money with which to pay its obligations under this Agreement. The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and determine the extent, nature and method of such funding.

                           GENERAL ASSETS OF THE BANK

12. The rights of the Executive under this Agreement and of any beneficiary of the Executive shall be solely those of an unsecured creditor of the Bank. If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Executive nor any beneficiary of Executive shall have any right with respect to, or claim against, such policy or other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Executive or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement. It shall be, and remain, a general, unpledged, unrestricted asset of the Bank and Executive or any of his beneficiaries shall not have a greater claim to the insurance policy or other assets, or any interest in either of them, than any other general creditor of the Bank.

                           AMENDMENT AND TERMINATION

13. This Agreement may be amended in whole or in part from time to time by the Bank, but only in writing. The Bank may terminate this agreement at any time or for any reason. If terminated prior to the Executive's leaving the employ of the Bank, the amount of the Executive's Account at the date the agreement is terminated by the Bank shall be payable to the Executive or his designated beneficiary upon retirement, permanent disability, death, or germination of employment in the manner and at the times provided herein, as the case may be.

                          NOT A CONTRACT OF EMPLOYMENT

14. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate his employment.

                                    HEADINGS

15. Headings and subheadings of this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

                                 APPLICABLE LAW

16. The validly and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

                                 EFFECTIVE DATE

17. The effective date of this Agreement (the "Effective Date") shall be December 31, 1993.

          IN WITNESS WHEREOF, the Bank has caused this Agreement to be signed in its corporate name by its duly authorized officer and Executive hereunto has set his hand and seal, all on the day and year first above written.

                                    THE PARK AVENUE BANK
                                           "Bank"


                                    By:
                                       -------------------------
                                       Chairman of the Board



                                    "Executive"





                                       -------------------------  (SEAL)

                          DESIGNATION OF BENEFICIARY

          Pursuant to the terms of that Executive Salary Continuation Agreement, dated ________________, 19___ between myself and The Park Avenue Bank, I hereby designate the following beneficiary(ies) to receive payments which may be due under such Agreement after my death:


Primary Beneficiary


--------------------------      -----------------------         ----------------------
Name                            Address                         Relationship


Secondary Beneficiary(ies)

--------------------------      -----------------------         ----------------------
Name                            Address                         Relationship



--------------------------      -----------------------         ----------------------
Name                            Address                         Relationship

        The Primary Beneficiary named above shall be the designated beneficiary referred to in Paragraph Four and Five of said Agreement if he or she is living at the time a death benefit payment thereunder becomes due and payable, and the Secondary Beneficiary named above shall be the designated beneficiary referred to in Paragraphs Four, Five and Eight of said Agreement only if he or she is living at the time a death benefit payment becomes payable and the Primary Beneficiary is not then living.

        This designation hereby revokes any prior designation which may have been in effect.


                                    Date
                                        -----------------------------


-----------------------------       ---------------------------------
Witness                             Executive


                                 Acknowledged by:


                                 ------------------------------------
                                 Title:
                                 The Park Avenue Bank

        Schedule of Terms for Executive Salary Continuation Agreements
        --------------------------------------------------------------


Name                                    Normal Retirement Date
----                                    ----------------------
R. Bradford Burnette                    November 7, 2004
William S. Cowart                       December 22, 2018
C. Larry Wilkinson, Sr.                 July 26, 2001